Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Q COMM INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Q COMM INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, AUGUST 24, 2006

The Annual Meeting of Shareholders of Q Comm International, Inc. (“Q Comm”) will be held at Q Comm’s corporate offices located at 510 E. Technology Avenue, Building C, Orem, Utah on Thursday, August 24, 2005, at 2:00 p.m., Mountain Daylight Time, for the purpose of considering and acting upon the following:

1.	To elect six directors to serve for a one-year term that expires at the 2007 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.	To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as Q Comm’s independent auditors for the current fiscal year;

3.	To approve an increase in the number of available shares under Q Comm’s 2004 Stock Option Plan;

4.	To transact such other business as may legally come before the meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on July 21, 2006, as the record date for determining the shareholders having the right to notice of and to vote at the meeting and at any adjournment or postponements thereof.

By order of the Board of Directors

/s/ Thomas Tesmer
Thomas Tesmer
Chairman of the Board

Dated: Orem, Utah
August 3, 2006

IMPORTANT	Every shareholder, whether or not he or she expects to attend the Annual Meeting in person, is urged to sign and date the enclosed Proxy and return it promptly in the enclosed business reply envelope

Sending in your Proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable, at your option, in accordance with the procedures described in the attached Proxy Statement.

We would appreciate your giving this matter your prompt attention

Q COMM INTERNATIONAL, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, AUGUST 24, 2006

Proxies in the form enclosed with this Statement are solicited by the Board of Directors of Q Comm International, Inc., a Utah corporation (“Q Comm” or the “Company”) to be used at the Annual Meeting of Shareholders, and at any adjournments thereof, to be held at Q Comm’s corporate offices located at 510 E. Technology Avenue, Building C, Orem, Utah on Thursday, the 24th day of August, 2006, at 2:00 p.m., Mountain Daylight Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement (the “Annual Meeting”). The Board of Directors knows of no other business which will come before the meeting. Q Comm’s principal executive offices are located at 510 East Technology Avenue, Building C, Orem, Utah, 84097. The approximate date on which this Statement and the accompanying proxy will be mailed to shareholders is August 3, 2006. The Company’s annual report on Form 10-K for the year ended December 31, 2005, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND QUORUM

Shareholders of record at the close of business on July 21, 2006 are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 6,914,795 shares of common stock of the Company outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented for action at the meeting. Shares of common stock were the only voting securities of the Company outstanding on the record date. A quorum will be present at the Annual Meeting if a majority of the shares of common stock outstanding on the record date are present at the meeting in person or by proxy.

VOTING OF PROXIES

The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for election of the six director nominees named in this Proxy Statement; (ii) for ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2006; (iii) for approval of an increase in the number of available shares under Q Comm’s 2004 Stock Option Plan; and (iv) in the proxyholders’ discretion, on any other business that may come before the meeting and any adjournments of the meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company’s bylaws and Utah law: (1) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e. shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions or non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal. A shareholder who has signed and returned the enclosed proxy may revoke it at any time before it is voted by (i) submitting to the Company a properly executed proxy bearing a later date, (ii) submitting to the Company a written revocation of the proxy or (iii) voting in person at the Annual Meeting.

VOTING REQUIREMENTS

The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The affirmative vote of a majority of votes cast for or against the matter by shareholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter it will have no effect on the outcome of the vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six members. Our Amended and Restated Bylaws provide that directors will serve until the next Annual Meetings of shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

NOMINEES

Our Board of Directors has nominated Gary Crook, Harry Hargens, William Jurika, Michael Keough, Steven Phillips and Thomas Tesmer for re-election as directors. All nominees for director have indicated that they are willing and able to serve if elected and have consented to being named as nominees in this Proxy.

INFORMATION CONCERNING THE NOMINEES

The following table sets forth the name and age of each nominee, the principal occupation of each during the past five years and the period during which each has served as a director of Q Comm. Each nominee is currently serving as a director of Q Comm. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth under “Security Ownership of Certain Beneficial Owners and Management.” All of the nominees to the Board of Directors have been approved, recommended and nominated for re-election to the Board of Directors by our Compensation and Personnel Committee and by the Board of Directors. There are no family relationships between any of the directors or any of the executive officers.

NOMINEES FOR ELECTION AS DIRECTORS SERVING FOR A ONE-YEAR TERM EXPIRING IN 2007

Name	Principal Occupation during Past Five Years	Age	Director Since

Gary Crook
Gary Crook joined our Board of Directors in April 2004. Since 2006, Mr. Crook has been a partner at Tatum, LLC, an executive services and consulting firm. From 2005 to 2006, Mr. Crook was an independent consultant. From 2000 to 2005 he was the senior vice president, operations of The INTEQ Group, Inc., a pharmacy benefit management company. From 1995 to 2000, Mr. Crook served as the senior vice president, chief financial officer for SOS Staffing Services, Inc., which was a NASDAQ listed company providing temporary staffing and information technology consulting. Mr. Crook has an MBA and a Bachelor of Science degree in business economics from the University of Utah.
		53	2004

Harry Hargens
Harry Hargens joined our Board of Directors in August 2004. He has been active in the payments/transaction processing industry since 1981, having held senior management positions responsible for sales, marketing, and product development, at Omron, VeriFone, TransNet (now part of Paymentech), HONOR (STAR), and National Data (Global Payments). In 2000, he founded Kryptosima LLC, the first payment gateway to enable web merchants to accept PIN-debit transactions. Presently, Mr. Hargens serves as Director of Technology for WAY Systems, a provider of wireless payment terminals and gateway services. Prior to WAY, Mr. Hargens served as Chief Executive Officer, President, and Director of InstaPay Systems Inc. He holds an MBA with honors from The University of Chicago, and a BSEE with honors from Illinois Institute of Technology.
		51	2004

William Jurika	William Jurika was appointed to our Board of Directors in April 2004 and served chairman until April 24, 2006. Mr. Jurika is a past vice president of institutional sales for E. F. Hutton. Since January 2000, Mr. Jurika has been a private investor. From 1982 to 1998 he was CEO of Jurika & Voyles, a company engaged in the business of investment services. From 1998 to 2000, he was Chairman of Jurika & Voyles. Mr. Jurika is Chairman of Ascendant Copper, a Canadian mineral-exploration company.	66	2004

Name	Principal Occupation during Past Five Years	Age	Director Since

William Jurika	William Jurika was appointed to our Board of Directors in April 2004 and served chairman until April 24, 2006. Mr. Jurika is a past vice president of institutional sales for E. F. Hutton. Since January 2000, Mr. Jurika has been a private investor. From 1982 to 1998 he was CEO of Jurika & Voyles, a company engaged in the business of investment services. From 1998 to 2000, he was Chairman of Jurika & Voyles. Mr. Jurika is Chairman of Ascendant Copper, a Canadian mineral-exploration company..	66	2004

Michael Keough
Michael Keough joined us in December 2004. Prior to joining Q Comm, Mr. Keough served as Chief Executive Officer, President, and Chief Strategy Officer of ClearOne Communications, a $60-million and 265-employee company that offers industry leading audio, video, and web-based conferencing products and services.  During his tenure there from 2002 to 2004, shareholder value increased over 600%. From 1998 to 2002, Mr. Keough served as Senior Vice President of World Wide Sales for Tempo, a division of Textron, and Learnframe. His responsibilities there included building multinational sales organizations, developing strategic partnerships, and winning business from such clients as Bell South, SBC, Ameritech, Verizon, Quest, Corning, and JDS Uniphase. From 1993 to 1997, Mr. Keough worked as Senior Vice President of Sales for Megahertz and Vice-President of Sales for the Mobile Communications Division of USRobotics, both acquired by the 3Com Corporation.  After the acquisitions, he became the Vice President of Channel Sales for 3Com where he was responsible for a $2.2 billion annual revenue objective for all of 3Com’s product offerings, while managing approximately 250 people. Mr. Keough’s other management positions include, Director of Western U.S. Sales for the Andrew Corporation, Data Sales Manager for AT&T Information Systems, and as a Sales Training Instructor/Marketing Representative for IBM. Mr. Keough earned both an Executive MBA and Bachelor of Arts from the University of Washington.
		50	2004

Steven Phillips
Steven Phillips joined our Board of Directors in April 2004. He is an attorney who gained a broad legal background while practicing for 15 years, the last eight years as a partner with Morrison & Foerster LLP in San Francisco, California, including experience in mergers and acquisitions, regulatory practice and litigation. Since May 1996, he has been assistant general counsel with CMS Enterprises Company, a subsidiary of CMS Energy Corporation, a holding company with subsidiaries that provide utility services in Michigan and that operate international energy generation facilities. Mr. Phillips has a Juris Doctor from the University of California, Hastings College of Law and a Bachelor of Arts degree from the University of California, Santa Cruz.
		51	2004

Thomas Tesmer
Thomas Tesmer has been on our Board of Directors since June 2004 and he began serving as Chairman of our Board on April 24, 2006. He has over 25 years in the transaction processing industry, in particular with electronic funds transfer and POS payments. Presently, Mr. Tesmer serves as Chief Technical Officer for Pipeline Data Processing, a merchant payroll processing service and software company. Most recently, he also served as Executive Vice President of Front End Systems for Heartland Payment Systems Inc, one of the largest independent merchant payment-processing organizations in the United States. He also was the President and CEO of Access Services Inc, a credit card merchant payments processing corporation.
		58	2004

The Board of Directors has unanimously nominated Gary Crook, Harry Hargens, William Jurika, Michael Keough, Steven Phillips and Thomas Tesmer as its nominees and recommends that shareholders vote “FOR” the election of these nominees.

BOARD OF DIRECTORS MEETING AND COMMITTEES

During the year ended December 31, 2005, the Board of Directors held five meetings, its Audit Committee held four meetings and its Compensation and Personnel Committee had two meetings. Each of our incumbent directors attended at least 75% of the number of Board of Directors meetings and committee meetings on which such directors served.

We have a policy of encouraging our directors to attend annual meetings of shareholders and believe that attendance at annual meetings is as important as attendance at meetings of the Board of Directors. One of our directors who was serving at the time attended our last shareholder meeting held on November 29, 2005.

In March 2004, our Compensation Committee and Nominating Committee were consolidated and their functions assumed by a newly designated Compensation and Personnel Committee. Our two currently standing committees, the Audit Committee and the Compensation and Personnel Committee are described below.

AUDIT COMMITTEE

The Audit Committee is currently composed of Messrs. Crook (Chairman), Hargens and Phillips. The primary purposes of our Audit Committee are (a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence and (iv) the performance of our independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in our annual proxy statement.

Our Board of Directors has determined that each of the members of our Audit Committee is independent within the meaning of Section 121(A) of the American Stock Exchange (“Amex”) listing standards and within the rules of the SEC. No member of the Audit Committee is an officer of the Company or employed or affiliated with our outside accountants, nor has any member of the Audit Committee been an officer of the Company within the past three years. No member of the Audit Committee has any relationship with the Company that, in the opinion of the Board of Directors, would interfere with his independence from management and the Company. Each member of the Audit Committee is, in the judgment of the Board of Directors, financially literate, and at least one member of the Audit Committee has accounting or related financial management experience. The Board of Directors has determined that Mr. Crook, is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended, and “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described under “Other Matters - Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors” below.

Our Audit Committee Charter was included as Appendix A to the Proxy Statement that was filed with the SEC on November 17, 2005.

COMPENSATION AND PERSONNEL COMMITTEE

Our Compensation and Personnel Committee was established in March 2004. Prior to that time, the functions of the Compensation and Personnel Committee were performed by a committee of a different name. The members of the Compensation and Personnel Committee are Messrs. Jurika (Chairman), Phillips and Tesmer. Each member of our Compensation and Personnel Committee is independent within the meaning of the rules of Amex and the SEC, and no member receives directly or indirectly any consulting, advisory or other compensatory fees that would be prohibited under the rules of the SEC regarding the independence of members of boards of directors and committees. The primary purposes of the Compensation and Personnel Committee are to (a) determine, or recommend to the Board of Directors for determination, the compensation of our chief executive officer, (b) review and recommend the compensation and benefits payable to our other officers, (c) review our policy relating to employee compensation and benefits, (d) administer our stock option plans and (e) nominate, or recommend to the Board of Directors for nomination, director nominees to be elected by the shareholders.

The Compensation and Personnel Committee does not set specific, minimum qualifications that director nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. Members of the Compensation and Personnel Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Outside consultants may also be employed to help in identifying candidates. Once a suitable candidate is identified, the Chairperson of the Compensation and Personnel Committee enters into a discussion with that nominee. The policy of the Compensation and Personnel Committee provides that nominees who have been recommended by shareholders be evaluated by the Compensation and Personnel Committee in the same manner as other nominees. Shareholders who wish to submit nominees for director for consideration by the Compensation and Personnel Committee for election at our 2006 Annual Meeting of shareholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our Bylaws, to Mark Robinson, Corporate Secretary at Q Comm International, Inc., 510 East Technology Avenue, Orem, Utah 84097.

Our Compensation and Personnel Committee Charter was included as Appendix B to the Proxy Statement that was filed with the SEC on November 17, 2005. This charter is not available on the Company’s website.

Our executive compensation consists of three components: base salary, annual incentive compensation in the form of cash bonuses, and stock options, each of which is intended to complement the others and, together, to satisfy Q Comm’s compensation objectives. The Compensation and Personnel Committee’s policies with respect to each of the three components are discussed below:

Base Salary. The Compensation and Personnel Committee considers several factors in determining base salaries for our executive officers, including industry information regarding comparative positions, responsibilities of the executive officers, length of service with Q Comm, and corporate and individual performance. Such factors are applied by the Compensation and Personnel Committee on a subjective basis and without application of set criteria. When determining base salaries, Q Comm examines the base salaries at companies of similar size and with similar employee bases. Also, the Compensation and Personnel Committee believes that Q Comm’s competitors for executive talent include a broad range of companies, not just those companies in a peer group established to compare shareholder returns. Thus, the industry information used by the Compensation and Personnel Committee are not entirely derived from the same peer group as used in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

Bonuses. Cash bonuses paid to our executive officers are based on performance objectives against the Company’s goals that are established at the beginning of the year, subject to modifications to reflect unusual or unforeseen circumstances. These goals are largely financial goals based on objective standards such as net revenue and earnings as compared to targets.

Stock Options. Stock options provide additional incentives to our executive officers to maximize long-term shareholder value. The options that have been granted vest over a defined period to encourage these executive officers to continue their employment with Q Comm. Q Comm also grants stock options to many employees, commensurate with their potential contributions to Q Comm. Such factors are applied on a subjective basis by the Compensation and Personnel Committee and without use of specific objectives or formulas.

Chief Executive Officer Compensation. Michael Keough was the Chief Executive Officer of Q Comm through December 31, 2005. For fiscal year 2005, Mr. Keough received base salary compensation based upon industry averages for comparative positions, responsibilities, length of service and corporate and individual performance.

Submitted by the Compensation and Personnel Committee

William Jurika, Chairman
Steven Phillips
Thomas Tesmer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 22, 2006, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors;
•	each executive officer named in the summary compensation table below; and
•	all of our directors and executive officers as a group.

As of July 5, 2006, there were 6,914,795 shares of our common stock outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all of the common stock owned by them. When option or warrants are stated to be “currently exercisable,” this means that the holder has the right to exercise those options or warrants as of July 5, 2006, or within a period of sixty days thereafter.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock Beneficially Owned

Pike Capital Partners (QP), LP(3)	2,433,366	35.2%
William Jurika(4)	1,290,634	17.4%
Michelle Jurika(5)	1,194,517	16.1%
Jurika Family Trust, U/A 1989(6)	1,194,517	16.1%
Pike Capital Partners, LP(7)	426,268	6.2%
Talkot Capital, LLC(8)	348,500	5.0%
Michael Keough	86,666	1.2%
JMK Investment Partners, L.P.(9)	83,200	1.1%
Fred Schade	31,250	*
Mark Robinson	31,666	*
Charles Callis	25,000	*
Gary Crook	13,750	*
Thomas Baker(10)	3,750	*
Pieter Hamman(11)	5,833	*
Harry Hargens	10,000	*
Steven Phillips	12,500	*
Thomas Tesmer	12,500	*
All directors and executive officers as a group (11 persons)	1,760,464	23.4%
_____________________________

* Less than 1%

(1)	Except as otherwise noted in the footnotes below, all addresses are c/o Q Comm International, Inc., 510 East Technology Ave, Building C, Orem, Utah 84097.

(2)
According to the rules and regulations of the SEC, shares that a person has a right to acquire within 60 days of the date of this report are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Pike Capital Partners (QP), LP directly holds 2,433,366 shares of common stock. Pike Capital Partners, LP directly holds 426,268 shares of common stock. Pike Capital Management, LLC, the general partner of both Pike Capital Partners (QP), LP and Pike Capital Partners, LP, has investment and voting power with respect to such entities. The address of Pike Capital Partners (QP), LP is 275 Madison Avenue, Suite 418, New York, NY 10016.

(4)
Mr. William Jurika holds the option to acquire 20,000 shares of common stock, of which 12,917 shares are currently exercisable. He indirectly holds 1,290,634 shares of common stock through the Jurika Family Trust U/A 1989 and JMK Investment Partners, L.P. He shares voting and investment power, as a co-trustee of the Jurika Family Trust, U/A 1989, which directly holds: (i) 714,837 shares of common stock; and (ii) warrants to acquire 479,680 shares of common stock (which are currently exercisable). He shares voting and investment power, as a managing member of JMK Investment Partners, LLC, the General Partner of JMK Investment Partners, L.P., which directly holds 83,200 shares of common stock.

(5)
Mrs. Michelle Jurika owns no shares directly. She indirectly holds 1,194,517 shares of common stock through the Jurika Family Trust U/A 1989. She shares voting and investment power as a co-trustee of the Jurika Family Trust, U/A 1989, which directly holds: (i) 714,837 shares of common stock; and (ii) warrants to acquire 479,680 shares of common stock (which are currently exercisable).

(6)
The address of the Jurika Family Trust U/A 1989 is 2101 Webster Street, Suite 1550, Oakland, California 94612. This trust directly holds 1,194,517 shares of common stock, including: (i) 714,837 shares of common stock; and (ii) warrants to acquire 479,680 shares of common stock (which are currently exercisable).

(7)
Pike Capital Partners, LP directly holds 426,268 shares of common stock. Pike Capital Partners (QP), LP directly holds 2,433,366 shares of common stock. Pike Capital Management, LLC, the general partner of both Pike Capital Partners, LP and Pike Capital Partners (QP), LP, has investment and voting power with respect to such entities. The address of Pike Capital Partners, LP is 275 Madison Avenue, Suite 418, New York, NY 10016.

(8)	Talkot Capital, LLC directly holds 348,500 shares of common stock. The address of Talkot Capital, LLC is 2400 Bridgeway, Suite 300, Sausalito, CA 94965.

(9)	JMK Investment Partners, L.P. directly holds 83,200 shares of common stock. The address of JMK Investment Partners, L.P. is 2030 Franklin Street, Suite 210, Oakland, California 94612.

(10)	Thomas Baker joined us in May 2005.

(11)	Pieter Hamman joined us in February 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best of our knowledge, based solely on review of the copies of such forms furnished to us, or written representations that no other forms were required, we believe that all Section 16(a) filings were made in a timely manner, with the exception of those described in the following two paragraphs.

The following forms were filed late: (1) Form 4 for Harry Hargens with respect to the grant to him of 15,000 stock options on September 17, 2004; (2) Form 4 for Harry Hargens with respect to the grant to him of 5,000 stock options on August 22, 2005; (3) Form 4 for the Jurika Family Trust with respect to the grant to the Trust of 5,000 stock options on August 22, 2005; (4) Form 4 for William Jurika and Form 4 for Michelle Jurika as trustees and beneficiaries of the Jurika Family Trust with respect to the grant of 5,000 stock options to the Trust on August 22, 2005; (5) Form 3 for the Jurika Family Trust upon becoming a ten-percent owner; (6) Form 4 for the Jurika Family Trust with respect to the purchase of 166,667 shares of common stock on December 19, 2005; (7) Form 4 for William Jurika and Form 4 for Michelle Jurika as trustees and beneficiaries of the Jurika Family Trust with respect to the Trust’s purchase of 166,667 shares of common stock on December 19, 2005; (8) Form 3 for Steven Phillips upon his appointment as director in April 2004; (9) Form 4 for Steven Phillips with respect to the grant to him of 5,000 stock options on August 22, 2005; (10) Form 3 for Gary Crook upon his appointment as director on April 1, 2004; (11) Form 4 for Gary Crook with respect to the grant to him of 10,000 stock options on August 22, 2005; (12) Form 4 for Michael Keough with respect to the grant to him of 20,000 stock options on August 22, 2005; (13) Form 4 for Michael Keough with respect to the grant to him of 30,000 stock options on February 13, 2006; (14) Form 3 for Mark Robinson upon his appointment as Chief Financial Officer, Secretary and Treasurer on July 1, 2005; (15) Form 4 for Mark Robinson with respect to the grant to him of 60,000 stock options on August 22, 2005; (16) Form 4 for Mark Robinson with respect to the grant to him of 40,000 stock options on February 13, 2006; (17) Form 3 for Thomas Tesmer upon his appointment as director on June 1, 2004; (18) Form 4 for Thomas Tesmer with respect to the grant to him of 15,000 stock options on June 22, 2004; (19) Form 4 for Thomas Tesmer with respect to the grant to him of 5,000 stock options on August 22, 2005; (20) Form 4 for Pike Capital Partners, L.P. with respect to the purchase of 105,000 on May 19, 2006; and (21) Form 4 for Pike Capital Partners (QP), L.P. with respect to the purchase of 120,000 on May 19, 2006. No Form 5s were required to be filed by any of the Company’s officers and directors during 2005.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and principal position, of the executive officers of the Company:

Name	Age	Position
Michael D. Keough	50	Chief Executive Officer, President and Director
Mark W. Robinson	47	Chief Financial Officer, Secretary and Treasurer
Charles A. Callis	49	Vice President of Business Development and Marketing
Darin W. Hunsaker	39	Vice President of Sales (resigned on February 28, 2006)
Fred D. Schade	40	Vice President of Engineering
Pieter Hamman	54	Vice President of Sales—Western Region
Thomas Baker	47	Vice President of Sales—Eastern Region

The principal occupation and business experience for at least the last five years for Messrs. Robinson, Callis, Baker, Hamman, Hunsaker and Schade are set forth below. Comparable background information for Messr. Keough has been provided in the information set forth for nominees under Proposal No. 1. All executives listed above have consented to the use of their names in this Proxy Statement.

Mark W. Robinson joined us in May 2005. Prior to joining Q Comm, Mr. Robinson was chief financial officer and chief operating officer of Clickguard Corporation which was acquired by Danka Corporation in 2003. From 1996 to 2000, Mr. Robinson was Chief Financial Officer of Bluecurve Corporation, a start-up software company, which was acquired by Red Hat Corporation in 2000. From 1992 to 1996, Mr. Robinson was the Corporate Controller for Prometrix Corporation, and following the acquisition of Prometrix by KLA-Tencor in 1994 became the Prometrix Division Controller. Mr. Robinson also held accounting and financial management positions at Hewlett Packard and Ford Aerospace and Communications Corporation from 1983 to 1992. Mr. Robinson earned both an MBA and Bachelor of Administration from the University of Utah.

Charles Callis joined us in February 2005. He brings over 17 years of executive-level technology sales and marketing experience. From 2002 to 2004, Mr. Callis was Vice President, Worldwide Sales and Marketing for ClearOne Communications where he built a global partner network of distributors and value-added resellers. From 2001 to 2002, Mr. Callis served as Vice President of Sales for e-learning platform company Learnframe, and from 1997 to 2001 as Vice President of Worldwide Sales and Alliances for Altiris, Inc. Over nearly a decade with Novell, Inc., Mr. Callis held numerous executive positions, including Vice President of Marketing, where he was responsible for $1.5 billion in product revenue, and Vice President of Enterprise Customers. Mr. Callis was a key executive in driving Novell's European business from $25 million to over $500 million annually.

Thomas Baker joined us in May 2005 as the Regional Sales Manger for the Northeastern United States and in February of 2006 was named Vice President of Sales—Eastern Region. Prior to joining Q Comm, Mr. Baker was National Wholesale Manger for RNK Telecom, a privately-held Massachusetts based Competitive Local Exchange Carrier (CLEC). From 1998 through 2000, Mr. Baker served as National Account Executive for GTE Card Services and continued in that position through 2002 for Verizon after the merger between GTE and Bell Atlantic. Mr. Baker began his career in the Prepaid Telecommunications industry in 1996 as a Regional Sales Manager with Frontier Communications, a Rochester, New York provider of telecom services. Mr. Baker graduated from St. John’s University with a Bachelor of Science in Accounting.

Pieter Hamman joined us in February 2006 as the Vice President Sales—Western Region. Mr. Hamman was previously Chief Executive Officer and principal of Sun Communications (a company acquired by Q Comm International), a position he held since 2001. From 1997 to 2001, Mr. Hamman was a management consultant for several U.S. software companies that were engaged in establishing international operations in Asia. From 1994 to 1996, Mr. Hamman was Vice President—Global Sales and Marketing with CSK Software, Inc., a Japanese software company providing information integration and distribution solutions. Mr. Hamman was also a senior regional manager for over 15 years in North American and Asia for CSK Software, Inc. and Control Data Corporation. Mr. Hamman has a Bachelor of Business Science from the University of Cape Town, South Africa.

Darin Hunsaker joined us in January 2004 and served as Vice President of Sales until February 28, 2006. From January 1996 to January 2004, he worked at PowerQuest, a computer storage management company which was acquired by Symantec Company in 2003. His experience and positions at PowerQuest include senior director of enterprise sales, vice president of global accounts, managing director and senior director of European sales, and director of channel sales and marketing. As managing director and senior director of European sales, Mr. Hunsaker was instrumental in opening PowerQuest’s European headquarters in Germany. Mr. Hunsaker earned a Bachelor’s degree in German and Business Management from Weber State University.

Fred Schade joined us in June 2004. Mr. Schade comes to Q Comm with over 21 years of experience in IT and software development. Most recently he served as the CTO and Vice President of R&D for MediConnect.net Inc., where he joined the company in 2000 and was responsible for all phases of product development and R&D strategies. From 1997 to 1999 he was the Director of Software Development for NetSchools Corporation, where he directed a 170-member team that performed most of the company's engineering, quality assurance, design, operations, maintenance, and support.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Hansen, Barnett & Maxwell, P.C. as our independent auditors for fiscal year 2006. Although shareholder approval is not required, we desire to obtain from the shareholders an indication of their approval or disapproval of the Board of Directors’ action in appointing Hansen, Barnett & Maxwell, P.C. as the independent auditors of the Company and its subsidiary. If the shareholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

We expect that a representative of Hansen, Barnett & Maxwell will be present at the Annual Meeting and will be available to respond to questions. A representative of Hansen, Barnett & Maxwell, P.C. will be given the opportunity to make a statement at the Annual Meeting, if Hansen, Barnett & Maxwell, P.C. desires to do so.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Hansen, Barnett & Maxwell, P.C. for fiscal year 2006 and proxies that are returned will be so voted unless otherwise instructed.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three non-management Directors and operates pursuant to a written Charter. During fiscal 2005, the Audit Committee held four meetings with the independent auditors. The Audit Committee’s primary purposes are (a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence and (iv) the performance of our internal audit function and independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the rules of both AMEX and the SEC. The Board of Directors has also determined that each member is financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as such qualifications are defined under the rules of AMEX, and that Mr. Crook is an “audit committee financial expert” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, and the establishment and effectiveness of internal controls and procedures that are designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During fiscal 2005, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of Q Comm for fiscal 2005 be included in its Annual Report on Form 10-K for such fiscal year.

Submitted by the Audit Committee

Gary Crook, Chairman
Harry Hargens
Steven Phillips

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

On October 6, 2005, the Company engaged Hansen, Barnett & Maxwell, Salt Lake City, Utah as an independent registered public accounting firm for the Company to audit and report on our consolidated financial statements for the year ending December 31, 2005, and to review our quarterly unaudited condensed consolidated financial statements, beginning with the quarter ended September 30, 2005.

Tanner LC declined to stand for re-election as our independent registered public accounting firm, effective October 5, 2005. Tanner LC reported on our consolidated financial statements for the year ended December 31, 2004, and reviewed our unaudited condensed consolidated financial statements for the quarterly periods ended September 30, 2004, March 31, 2005 and June 30, 2005. For these periods and up to October 5, 2005, there were no disagreements with Tanner LC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner LC, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The audit report of Tanner LC, dated March 29, 2005, except for Notes 9, 14, 16 and 17, which are dated August 9, 2005, on our consolidated financial statements as of December 31, 2004 and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition to its engagement as our independent registered public accounting firm, Tanner LC prepared our federal and state income tax filings for the year ended December 31, 2004.

There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v) during the year ended December 31, 2005, except that Hansen Barnett & Maxwell identified one “significant deficiency” and one “material weakness” in our internal control over financial reporting, as those terms are defined by the Public Company Accounting Oversight Board (PCAOB). Specifically, Hansen, Barnett & Maxwell identified a “significant deficiency” in our ability to summarize timely and adequately our financial data in our financial statements, including the timely and adequate preparation of the supporting schedules thereto and the timely reconciliation of general ledger accounts. This “significant deficiency” was primarily due to our lack of an effective computer software accounting system and our lack of a sufficient number of trained personnel. Ultimately, we were able adequately to prepare the financial statements and the supporting schedules. Additionally, Hansen, Barnett & Maxwell identified a “material weakness” in our ability to track our terminals in the hands of our brokers and our customers. Despite this “significant deficiency” and this “material weakness,” our management has concluded that the Company’s financial statements for 2005 present fairly, in all material respects, our results of operations and financial position in accordance with GAAP. The Company disclosed this “significant deficiency” and this “material weakness” to the Company’s Audit Committee and Board of Directors.

Our Remediation Efforts in 2006. In 2006, we have improved our ability to summarize our financial data in our financial statements by implementing a new computer software accounting system and by hiring and training additional personnel in our accounting department. In 2006, we also plan to implement the necessary controls and processes that will allow us to track our terminals in the hands of our brokers and our customers. Beyond these specific efforts, we will generally seek to improve our internal control over financial reporting, with the goal to eliminate all “significant deficiencies” and “material weaknesses.”

No consultations occurred between the Company and Hansen, Barnett & Maxwell during the two most recent fiscal years and any subsequent interim period prior to Hansen, Barnett & Maxwell’s appointment as our independent registered public accounting firm regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or other information provided that was considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, as the case may be.

AUDIT COMMITTEE MATTERS AND FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The aggregate fees billed by our principal accounting firms, Hansen, Barnett & Maxwell, Tanner LC, and Pritchett, Siler & Hardy, P.C., are as follows:

	January 1, 2005 through December 31, 2005	January 1, 2004 through December 31, 2004

Audit fees	$81,000	$216,239
Audit-related fees(1)	89,871	58,776

Total audit and audit-related fees	170,871	275,015
Tax fees(2)	13,735	13,275
All other fees	-	-

Total fees	$184,606	$288,290

(1)	Audit-related fees were for reviews of the Company’s filings for Forms 10-QSB, 10-Q, 10-Q/A and Form 8-K for the years ended 2004 and 2005.
(2)	Tax fees were for services related to preparation of tax returns for the years ended 1999, 2000, 2001, 2002, 2003 and 2004.

The aggregate fees billed by our principal accounting firm, Hansen, Barnett & Maxwell, are as follows:

	September 30, 2005 through December 31, 2005	January 1, 2004 through December 31, 2004

Audit fees	$81,000	$-
Audit-related fees(1)	24,000	-

Total audit and audit-related fees	105,000	-
Tax fees	-	-
All other fees	-	-

Total fees	$105,000	$-

(1)	Audit-related fees were for reviews of the Company’s filings for Forms 10-Q and 8-K for the year ended 2005.

The aggregate fees billed by our principal accounting firm, Tanner LC, are as follows:

	January 1, 2005 through December 31, 2005	October 1, 2004 through December 31, 2004

Audit fees	$-	$196,500
Audit-related fees(1)	62,391	52,607

Total audit and audit-related fees	62,391	249,107
Tax fees(2)	11,780	3,450
All other fees	-	-

Total fees	$74,171	$252,557

(1)	Audit-related fees were for reviews of the Company’s filings for Forms 10-Q, 10-Q/A and Form 8-K for 2004 and 2005.
(2)	Tax fees were for services related to preparation of tax returns for the year ended 2004.

The aggregate fees billed by our principal accounting firm, Pritchett, Siler & Hardy, are as follows:

	September 1, 2005 through December 31, 2005	January 1, 2004 through September 30, 2004

Audit fees	$-	$19,739
Audit-related fees(1)	3,480	6,169

Total audit and audit-related fees	3,480	25,908
Tax fees(2)	1,955	9,825
All other fees	-	-

Total fees	$5,435	$35,733

(1)	Audit-related fees were for reviews of the Company’s filings for Forms 10-QSB, 10-Q, 10-Q/A and Form 8-K for 2004.
(2)	Tax fees were for services related to preparation of tax returns for the year ended 1999, 2000, 2001, 2002 and 2003.

All Audit-Related Fees, Tax Fees and Other Fees set forth in the tables directly above were approved by the Audit Committee as required by SEC regulations. Pursuant to the pre-approval policy of the Audit Committee, each of the permitted non-audit services in the tables directly above has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee, other than de minimus non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee should consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

EXECUTIVE COMPENSATION

Summary compensation. The following table sets forth information regarding compensation awarded to, earned by, or paid to our Chief Executive Officer and our other most highly compensated executive officers whose compensation exceeded $100,000 in 2005 for all services rendered to us in all capacities during the last three completed fiscal years.

		Annual Compensation				Long-term Compensation
Name and principal position	Year	Salary		Commission and Bonus		Securities Underlying Options

Michael Keough, President and	2005	$245,069		$3,892		170,000	(2)
Chief Executive Officer(1)	2004	$15,385	(1)	-		-
	2003	-		-		-

Terry Kramer, Chief Executive Officer,	2005	-		-		-
President and Director(3)	2004	$201,731		-		255,000	(3)
	2003	$17,500	(1)	-		45,000	(3)

Mark Robinson, Chief Financial Officer,	2005	$107,551	(4)	-		60,000	(5)
Secretary and Treasurer(4)	2004	-		-		-
	2003	-		-		-

Michael Openshaw, Chief Financial Officer,	2005	$62,500	(6)	$12,374		-
Secretary and Treasurer Director(6)	2004	$125,000		7,668	(7)	-
	2003	$110,586		30,000		40,000	(8)

Darin W. Hunsaker, Vice President of Sales (9)	2005	$125,000		$56,682		35,000	(10)
	2004	$120,192		$36,390		35,000	(10)
	2003	-		-		-

Charles Callis, Vice President of Business	2005	$122,669	(11)	-		50,000	(12)
Development and Marketing(11)	2004	-		-		-
	2003	-		-		-

Fred Schade, Vice President of Engineering(13)	2005	$122,108		$6,529		12,500	(14)
	2004	$68,750	(13)	-		-
	2003	-		-		-

Thomas Baker, Vice President of Sales—Eastern Region(15)	2005	$23,581	(13)	$17,874		5,000	(16)
	2004	-		-		-
	2003	-		-		-

(1)	Michael Keough was hired in December 2004.
(2)	As of December 31, 2005, 3,333 options were vested.
(3)
Terry Kramer was hired in November 2003. He resigned effective December 31, 2004, and 127,500 unvested stock options expired on that date. Vested stock options expire 90 days after termination of employment. Mr. Kramer exercised 127,500 options in January 2005.

(4)	Mark Robinson was hired in April 2005.
(5)	As of December 31, 2005, 14,999 options were vested.
(6)	Michael Openshaw was hired April 1, 2001, and resigned in May 2005.
(7)	Represents 1,667 shares granted June 30, 2004, valued at $0.40 per share.
(8)	As of December 31, 2005, 20,000 shares were vested but have since been forfeited.
(9)	Darin W. Hunsaker was hired in February 2004 and resigned on February 28, 2006.
(10)	As of December 31, 2005, 18,750 options were vested.
(11)	Charles Callis was hired in February 2004.
(12)	As of December 31, 2005, 14,583 options were vested.
(13)	Fred Schade was hired in June 2004.
(14)	As of December 31, 2005, 23,957 options were vested.
(15)	Thomas Baker was hired in May 2005.
(16)	As of December 31, 2005, 1,250 options were vested.
_____________________________

 OPTIONS HELD BY NAMED EXECUTIVES

The following tables provide information with respect to stock options granted during the year ended December 31, 2005 to each of the executives named in the summary compensation table above and the number and aggregate value of unexercised options held by those executives as of December 31, 2005. The per share exercise price of all options was equal to, or above, the estimated fair market value of a share of common stock on the date of grant.

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in 2005	Exercise Price	Expiration date	Value of In-the- Money Options as of December 31, 2005
Michael Keough	150,000	46.2%	$ 3.59	1/14/15(1)	-
Michael Keough	20,000	6.2%	$ 3.30	8/22/15(2)	-
Mark Robinson	60,000	18.5%	$ 3.30	8/22/15(2)	-
Charles Callis	37,500	11.7%	$ 4.65	1/31/15(2)	-
Charles Callis	12,500	3.8%	$ 3.30	6/26/15(2)	-
Fred Schade	12,500	3.8%	$ 3.30	6/26/15(2)	-

(1)	These options are earned annually over 2005 and 2007 based on continued employment and expire 90 days after termination of employment.
(2)	These options are earned quarterly over 2004 and 2005 based on the continued employment and expire 90 days after termination of employment.

2005 Year-End Option Values
	Number of Shares Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options At December 31, 2005 ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Keough	3,333(1)	166,667(2)	-	-
Mark Robinson	14,999(3)	45,001(3)	-	-
Charles Callis	14,583(4)	35,417(4)	-	-
Fred Schade	23,957(4)	26,043(4)	-	-
Darin Hunsaker (resigned on February 28, 2006)	18,750(5)	31,250(5)	-	-

(1)	Includes 150,000 options with an exercise price of $3.59 per share. See footnote 1 in the preceding table.
(2)	Includes 150,000 options with an exercise price of $3.59 per share, and 20,000 options with an exercise price of $3.30 per share. See footnote 1 in the preceding table.
(3)	Includes 60,000 options with an exercise price of $3.30 per share. See footnote 1 in the preceding table.
(4)	Includes 37,500 options with an exercise price of $4.65 per share and 12,500 options with an exercise price of $3.30 per share. See footnote 1 in the preceding table.
(5)	Includes 35,000 options with an exercise price of $6.50 per share and 15,000 options with an exercise price of $4.65. See footnote 1 in the preceding table.
_____________________________

No options were exercised by the officers named above for the year ended December 31, 2005.

COMPENSATION OF DIRECTORS

Our outside directors receive a quarterly payment of $3,125 and are reimbursed for travel costs. The chairs of the Audit Committee and Compensation and Personnel Committee receive an additional $1,250 and $625 per quarter, respectively. Additionally, each director receives a payment of $1,000 for each board meeting attended in person or $500 for call-in participation at each board meeting.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with Michael Keough and Mark Robinson.

Mr. Keough’s agreement, which terminates December 31, 2006, pays him an annual salary of no less than $250,000. The agreement may be extended for successive one-year periods. If we terminate the agreement without cause, or if Mr. Keough terminates the agreement for good reason, the President/CEO is entitled to receive the greater of one year’s salary plus any target cash bonus he would be eligible to receive during that year or payment through the expiration date of the agreement. In addition, upon such termination without cause, any stock options would vest immediately. Under the terms of his employment contract, Mr. Keough was also granted an option to purchase 150,000 shares of common stock at the market price per share on the date of grant in January 2005. Subsequent to the effective date of this employment agreement, Mr. Keough was granted an option to purchase an additional 20,000 shares of common stock at the $3.30 market price per share in August 2005.

Mr. Robinson’s agreement, which terminates December 6, 2006, pays him an annual salary of no less than $155,000. The agreement may be extended for successive one-year periods. If we terminate the agreement without cause, or if Mr. Robinson terminates the agreement for good reason, Mr. Robinson is entitled to receive the greater of one year’s salary plus any target cash bonus he would be eligible to receive during that year or payment through the expiration date of the agreement. In addition, upon such termination without cause, any stock options would vest immediately. Under the terms of the agreement, Mr. Robinson was also granted an option to purchase an additional 60,000 shares of common stock at the market price per share on the date of grant in August 2005.

COMPANY STOCK PRICE PERFORMANCE

The following graph shows a comparison of the cumulative total shareholder return on Q Comm common stock over the past five fiscal years with the cumulative total return of the Russell 2000 Stock Index and Q Comm’s peer group, based on line-of-business, comprised of Euronet Worldwide, First Data Corp, Global ePoint Inc, and Hypercom Corp. The graph assumes $100 is invested in Q Comm’s common stock and in each of the two indices at the closing market quotation on December 31, 2000 and that dividends are reinvested.

	2000	2001	2002	2003	2004	2005
Q Comm	$100	$387.80	$175.61	$103.90	$61.95	$48.78
Russell 2000	$100	$100.63	$78.96	$115.72	$135.25	$69.68
Peer Group	$100	$185.65	$76.93	$110.49	$127.90	$129.16

The stock price performance graphs depicted above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All compensation decisions for each of the executive officers named in this Proxy Statement were made, from the period January 1, 2005 though December 31, 2005, by the Compensation and Personnel Committee, consisting of Messrs. Jurika (Chairman), Phillips and Tesmer. No member of the Compensation and Personnel Committee is or was formerly an officer or employee of the Company. No interlocking relationship exists between our Board of Directors and its Compensation and Personnel Committee and the board of directors and compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a policy that the audit committee must review all transactions with any officer, director or 5% stockholder.

On December 18, 2005, the Company sold 833,334 of restricted common stock at $3.00 per share to Pike Capital, LP, which holds 5% or more of the Company’s common stock.

On December 18, 2005, the Company sold 166,667 of restricted common stock at $3.00 per share to the Jurika Family Trust through a private placement. The Jurika Family Trust owns 5% or more of the Company’s common stock. The Jurika Family Trust is controlled by William Jurika, who is a director on the Company’s Board and is one of our largest shareholders.

On July 7, 2005, the Company sold 270,000 of restricted common stock at $3.07 per share to Pike Capital, LP, which holds 5% or more of the Company’s common stock.

On July 7, 2005, the Company issued a promissory note in the amount of $614,000 to the Jurika Family Trust. This promissory note has an interest rate of 5% per year and is payable in full on or before July 7, 2007. In connection with the issuance of this note, we also issued warrants to the Jurika Family Trust for 230,000 shares of common stock exercisable for a period of five years at a price of $3.51 per share. Jurika Family Trust holds 5% or more of the Company’s common stock. The Jurika Family Trust is controlled by William Jurika, who is a director on the Company’s Board and is one of our largest shareholders.

On April 5, 2005, the Company sold 100,000 of restricted common stock at $5.00 per share to Pike Capital, LP, which holds 5% or more of the Company’s common stock.

On April 5, 2005, the Company sold 100,000 of restricted common stock at $5.00 per share to Jurika Family Trust through a private placement. The Jurika Family Trust owns 5% or more of the Company’s common stock. The Jurika Family Trust is controlled by William Jurika, who is a director on the Company’s Board and is one of our largest shareholders.

On March 25, 2005, the Company received $500,000 in cash from William Jurika in exchange for the issuance of a note. This unsecured loan was scheduled to mature on June 24, 2005 and carried an annual interest rate of 5%. In April 2005, the note was repaid together with $972 in interest. William Jurika is a director on the Company’s Board and is one of our largest shareholders.

On June 16, 2005, the Company sold 270,000 of restricted common stock at $3.07 per share to Pike Capital, LP, which holds 5% or more of the Company’s common stock.

We have also entered into various compensation arrangements with executive officers of the Company as further described in the Section entitled “Executive Compensation.”

PROPOSAL NO. 3

INCREASE IN NUMBER OF AVAILABLE SHARES UNDER THE 2004 STOCK OPTION PLAN

2004 STOCK OPTION PLAN

The Compensation and Personnel Committee of the Board of Directors has increased the number of shares reserved for issuance under the Company’s 2004 Stock Option Plan (the “Stock Option Plan”) from 500,000 shares of Common Stock to 1,000,000 shares of Common Stock. Because the Company may issue incentive stock options (“ISO’s”) under the Stock Option Plan, Section 422 of the Internal Revenue Code requires shareholder approval of the increase. In addition, Section 711 of the American Stock Exchange Rules requires such shareholder approval to be solicited pursuant to SEC rules. Described below are the material features of the Stock Option Plan and certain material information about Option grants that have been issued under the Stock Option Plan as of July 5, 2006.

GENERAL

The Stock Option Plan provides for the grant of ISO’s and non-qualified stock options (“NSO’s”) (collectively, “Options”). The Stock Option Plan is administered by the Compensation and Personnel Committee (the “Administrator”). Options are granted at the discretion of the Administrator and may be made to Company officers, directors, key employees, and consultants as determined by the Administrator, taking into account the duties of the respective persons, their present and potential contributions to our success, and such other factors as the Administrator deems relevant. Presently, there are six executive officers, five non-employee directors, and forty-four other employees of the Company currently employed by the Company (as well as all future employees) that are eligible to participate in the Stock Option Plan.

Currently, a maximum of 500,000 shares of Common Stock (subject to adjustment in the event of a stock split, stock dividend, merger, warrant or rights issuance, combination or exchange of shares, or other changes in the Common Stock as provided in the Stock Option Plan) may be granted under the Stock Option Plan (not including the 500,000 increase in available shares proposed in this Proxy Statement). All grants of Options under the Stock Option Plan must be evidenced by an agreement containing, at a minimum, certain material terms and conditions. The Board of Directors can increase the number of shares that may be granted under the Stock Option Plan, subject to shareholder approval. To the extent: (i) Options expire prior to exercise, or (ii) the recipient of an Options does not otherwise receive the full number of shares of Common Stock that might have been issued to the recipient, such shares will again be available for grant under the Stock Option Plan. With respect to a grantee who is an employee of the Company, such employee may not exercise his or her Options unless such employee is then in the employ of the Company, and unless such employee has remained continuously so employed since the date of grant of the Options. With respect to a grantee who is a non-employee director, such director may not exercise his or her Options unless such director is then serving as a member of the Board of Directors. In the event that the employment of the employee terminates or the service of a director as a member of the Board of Directors ceases, (other than by reason of death, disability, or cause), all Options of such person that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within 90 days after the date of such termination.

THE ADMINISTRATOR

As mentioned above, the Administrator oversees the Stock Option Plan. The Administrator must be made up of “non-employee directors” (as defined under SEC Rule 16(b)(3)) and “outside directors” under Section 162(m) of the Internal Revenue Code. Unless otherwise determined by our Board of Directors, the Administrator has full authority and discretion, in the administration of the Stock Option Plan, subject to and not inconsistent with the express provisions of the Stock Option Plan. The Administrator’s authority and discretion include the following: to grant Options; to determine which Options shall constitute ISO’s and which Options shall constitute NSO’s; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which Options shall be granted; to determine the number of shares to be covered by each grant; to interpret the Stock Option Plan; to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan; to determine the terms and provisions of the Option agreements (which need not be identical) and to cancel or suspend Options, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Stock Option Plan. Further, the Administrator may specify additional terms and conditions that may be placed upon receiving Options. Our Board of Directors has sole authority, unless expressly delegated to the Administrator, to grant Options to non-employee directors. The Administrator’s decisions in the administration of the Stock Option Plan shall be final and binding on all persons for all purposes.

OPTIONS

The Stock Option Plan permits the granting of both ISO’s and NSO’s. Generally, the Option price of both ISO’s and NSO’s must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of each Option is ten years. For any participant who owns shares possessing more than 10% of the voting rights of our outstanding shares of Common Stock, the exercise price of any ISO must be at least equal to 110% of the fair market value of the shares subject to such ISO on the date of grant and the term of the ISO may not be longer than five years. The Stock Option Plan limits grants of ISO’s that may be exercised for the first time by the holder during any calendar year to $100,000 in fair market value. Options become exercisable at such time or times as the Compensation and Personnel Committee may determine at the time it grants Options. The exercise price for Options must be paid to the Company in full, at the time of exercise, in cash.

ISO’s may be granted under the Stock Option Plan only to employees of the Company. No ISO’s will be granted after ten years following the effective date of the Stock Option Plan. As of July 5, 2006, the Company had issued 376,500 ISO’s under the Stock Option Plan.

NSO’s may be granted under the Stock Option Plan may be granted to employees, directors and consultants. NSO’s are not subject to the ISO requirements of the Code and, therefore, may not contain the same restrictions as ISO’s issued under the Stock Option Plan. As of July 5, 2006, the Company had issued 105,000 NSO’s under the Stock Option Plan.

Each Option agreement with a grantee provides an exercise schedule for the Option as determined by the Administrator. The Administrator has the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period of Options is ten years from the date of the grant unless otherwise determined by the Administrator. In the case of ISO’s, such exercise period must not exceed ten years from the date of grant.

An Option may not be exercised unless (i) with respect to grantee who is an employee of the Company, such grantee is then in the employ of the Company, and unless the grantee has remained continuously so employed since the date of grant and (ii) with respect to an grantee who is a non-employee director, the grantee is then serving as a member of the Board of Directors. In the event that the employment of a grantee terminates or the service of an grantee as a member of the Board of Directors ceases (other than by reason of death, disability or cause), all Options of such grantee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within 90 days after the date of such termination or service (or such different period as the Administrator prescribes).

If grantee dies while employed by the Company or serving as a member of the Board of Directors, or within 90 days after the date of termination of such grantee’s employment or cessation of such grantee’s service (or within a different period specified by the Administrator), or if the grantee’s employment terminates or service ceases by reason of disability, all Options theretofore granted to such grantee may, unless earlier terminated in accordance with their terms, be exercised by the grantee or by his beneficiary, at any time within one year after the death or disability of the grantee (or such different period as the Administrator prescribes). Unless otherwise determined by the Administrator, Options not otherwise exercisable on the date of termination of employment are forfeited as of such date.

Such Options may be exercised no later than twelve months following an active employee’s death unless the Administrator determines otherwise, but in no event later than the expiration of the exercise period for the Option. Options are terminated immediately upon termination of an employee for material misconduct. NSO’s are exercisable during a grantee’s lifetime only by such grantee and are transferable only upon death by will or the laws of descent or distribution. ISO’s are exercisable during a grantee’s lifetime only by such grantee and are transferable only upon death by will or the laws of descent or distribution.

AMENDMENTS

Our Board of Directors may suspend, terminate, modify or amend the Stock Option Plan at any time, and the Administrator may prescribe, amend and rescind rules and regulations relating to the Stock Option Plan at any time, in each case subject to the rights of the holders of outstanding Options as specified in their Option agreements and as specified in applicable law.

GRANTS UNDER THE STOCK OPTION PLAN

As of July 5, 2006, Options for 481,500 shares of Common Stock were outstanding under the Stock Option Plan at exercise prices ranging from $2.22 to $4.87 per share, and at a weighted-average exercise price of $3.87 per share. These Options have expiration dates ranging from May 26, 2009 to February 16, 2016 years. Based on a closing price of $1.49 for the Company’s Common Stock on the American Stock Exchange as of July 5, 2006, the unexercised Options granted under the Stock Option Plan (as computed according to the weighted-average exercise price of $3.87) had no value at that date. As of July 5, 2006, no Options had been exercised, leaving 18,500 shares available for future grant under the Stock Option Plan. No other forms of awards have been granted under the Stock Option Plan. Neither the Board of Directors nor the Administrator has yet decided how to allocate the additional 500,000 shares available for issuance under the Stock Option Plan. The Options outstanding under the Stock Option Plan as of July 5, 2006 are summarized below:

Name and Position	Number of Options(1)

Harry Hargens, Director	20,000
William Jurika, Director	20,000
Steven Phillips, Director	20,000
Thomas Tesmer, Chairman	20,000
Gary Crook, Director	25,000
Michael Keough, President, CEO and Director	170,000
Mark Robinson, CFO, Treasurer and Secretary	60,000
Thomas Baker—Vice President of Sale—Eastern Region	5,000
Charles Callis, Vice President of Business Development and Marketing	50,000
Fred Schade, Vice President of Engineering	50,000
Current Executive Officers as a Group(2)	335,000
Current Directors Who Are Not Executive Officers as a Group(3)	105,000
All Employees Who Are Not Executive Officers as a Group	41,500
Total:	481,500

(1)	As of July 5, 2006, none of the Options outstanding under the Stock Option Plan were in-the-money.
(2)
The six current executive officers of the Company are as follows: Michael Keough, President and Chief Executive Officer; Mark Robinson, Chief Financial Officer, Treasurer and Secretary; Charles Callis, Vice President of Business Development and Marketing; Fred Schade, Vice President of Engineering; Pieter Hamman, Vice President of Sales-Western Region; and Thomas Baker, Vice President of Sales-Eastern Region. Of the Options held by these officers, only Options for 58,125 shares are exercisable, as of December 31, 2005.

(3)
The five current directors of the Company who are not executive officers are as follows: Gary Crook, Harry Hargens, William Jurika, Steven Phillips and Thomas Tesmer. Of the Options held by these directors, only Options for 61,667 shares are exercisable, as of July 5, 2006.

FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDMENT TO THE STOCK OPTION PLAN

The following describes the general federal income tax consequences of the NSO’s and ISO’s to employees of the Company.

NON-QUALIFIED STOCK OPTIONS

The grant of NSO’s will have no immediate tax consequences to us or the grantee. The exercise of a NSO will require an employee to include in his gross income the amount by which the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the Option price. Upon a subsequent sale or taxable exchange of the shares acquired upon exercise of a NSO, an employee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. We will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes at the same time and in the same amount as the employee is in receipt of income in connection with the exercise of a NSO.

INCENTIVE STOCK OPTIONS.

The grant of an ISO will have no immediate tax consequences to us or our employee. If the employee exercises an ISO and does not dispose of the acquired shares within two years after the grant of the ISO nor within one year after the date of the transfer of such shares to him, he will realize no compensation income and any gain or loss that he realizes on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. For purposes of calculating the employee’s alternative minimum taxable income, however, the ISO will be taxed as if it were a NSO.

The foregoing is only a summary of the effect of federal income taxation upon an employee with respect to the grant and exercise of NSO’s and ISO’s under the Stock Option Plan. This summary does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an employee may reside.

Our 2004 Stock Option Plan is included as Appendix A to the Proxy Statement.

VOTE REQUIRED

The increase in the number of shares reserved for issuance under the Stock Option Plan will be submitted to stockholders for their approval at the Annual Meeting. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for this approval. The Board of Directors believes that this increase is in the best interest of the Company because such additional shares will be available for grant to employees, directors and consultants upon whose performance and contribution Q Comm depends for its long-term success and growth.

The Board of Directors unanimously recommends that shareholders vote “FOR” an increase in the number of shares available under the Stock Option Plan.

MISCELLANEOUS

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at the annual meeting of shareholders in 2007 must follow the procedures found in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our bylaws. To be eligible for inclusion in the Company’s 2007 proxy materials, all qualified proposals must be received by our Corporate Secretary within a reasonable period of time before the Company prints and mails proxy materials to shareholder.

A shareholder’s notice must set forth, as to each proposed matter: (i) as to each person whom the shareholder proposes to nominate for election to the Board of Directors, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on our books, of the shareholder proposing such business; (iv) the number of shares of Company common stock which are beneficially owned by such shareholder; and (v) any financial interest of the shareholder in such proposal or nomination.

POLICIES ON REPORTING OF CONCERNS REGARDING ACCOUNTING AND OTHER MATTERS AND ON COMMUNICATING WITH NON-MANAGEMENT DIRECTORS

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about our conduct or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern by forwarding it in a sealed envelope to Gary Crook, the Chairperson of the Audit Committee, in care of Corporate Secretary at 510 East Technology Avenue, Building C, Orem Utah 84097, such envelope to be labeled with a legend such as: “Anonymous Submission of Complaint or Concern.” All communication received will be relayed to the Chairperson of our Audit Committee.

SOLICITATION OF PROXIES

The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the shareholders will be borne by Q Comm. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of Q Comm. Q Comm also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and Q Comm, upon request, will reimburse them for their expenses in so doing.

EVERY SHAREHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

By order of the Board of Directors

/s/ Thomas Tesmer
Thomas Tesmer
Chairman of the Board
Dated: Orem, Utah
August 3, 2006

APPENDIX A

Q COMM INTERNATIONAL, INC.
2004 STOCK OPTION PLAN

1.	Purpose; Types of Awards; Construction.

The purpose of the Q Comm International, Inc. 2004 Stock Option Plan (the “Plan”) is to align the interests of officers, other key employees, consultants and non-employee directors of Q Comm International, Inc. (the “Company”) and its affiliates with those of the stockholders of the Company, to afford an incentive to such officers, em-ploy-ees, consultants and directors to continue as such, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. To further such purposes, the Committee may grant options to purchase shares of the Company’s common stock. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934 and of Section 162(m) of the Inter-nal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the require-ments thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.	Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated below:

(a)    “Agreement” shall mean a written agreement entered into between the Company and an Optionee in connection with an award under the Plan.

(b)    “Board” shall mean the Board of Directors of the Company.

(c)    “Cause,” when used in connection with the termination of an Optionee’s employment by the Company or the cessation of an Optionee’s service as a consultant or a member of the Board, shall mean (i) the conviction of the Optionee for the commission of a felony, or (ii) the willful and continued failure by the Optionee substantially to perform his duties and obligations to the Company or a Subsidiary (other than any such failure resulting from his incapacity due to physical or mental illness), or (iii) the willful engaging by the Optionee in misconduct that is demonstrably injurious to the Company or a Subsidiary. For purposes of this Section 2(c), no act, or failure to act, on an Optionee’s part shall be considered “willful” unless done, or omitted to be done, by the Optionee in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. The Committee shall determine whether a termination of employment is for Cause for purposes of the Plan.

(d)    “Change in Control” shall mean the occurrence of the event set forth in any of the follow-ing paragraphs:

(i)    any Person (as defined below) is or be-comes the beneficial owner (as de-fined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), di-rect-ly or indi-rect-ly, of secu-ri-ties of the Compa-ny (not in-clud-ing in the secu-rities bene-fi-cially owned by such Per-son any securi-ties acquired directly from the Com-pany or its subsidiaries) rep-re-sent-ing 50% or more of the com-bined vot-ing power of the Company’s then out-standing securi-ties; or

(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: indi-viduals who, on the date hereof, con-sti-tute the Board and any new director (other than a direc-tor whose ini-tial assumption of office is in con-nection with an actual or threatened elec-tion contest, including but not limited to a consent solicita-tion, relating to the election of di-rectors of the Company) whose appoint-ment or election by the Board or nomina-tion for election by the Company’s stock-holders was approved or recom-mended by a vote of at least two-thirds (2/3) of the directors then still in office who ei-ther were directors on the date hereof or whose appoint-ment, election or nomination for elec-tion was previously so approved or recom-mended; or

(iii)    there is consummated a merg-er or con-sol-i-da-tion of the Compa-ny or a di-rect or indirect subsidiary thereof with any other cor-po-ra-tion, other than (A) a merg-er or con-soli-da-tion which would re-sult in the voting securi-ties of the Company outstand-ing immedi-ately prior to such merger or consol-ida-tion continu-ing to represent (either by remain-ing out-stand-ing or by being con-verted into voting securi-ties of the sur-viv-ing entity or any par-ent there-of), in combina-tion with the owner-ship of any trust-ee or other fiduciary holding secu-ri-ties under an employee bene-fit plan of the Company, at least 50% of the com-bined vot-ing power of the securities of the Com-pany or such surviving entity or any parent thereof out-standing immediately after such merger or con-soli-dation, or (B) a merger or consolidation ef-fected to implement a re-cap-i-taliza-tion of the Compa-ny (or similar trans-ac-tion) in which no Person is or be-comes the benefi-cial owner, directly or indirect-ly, of securities of the Company (not including in the securi-ties bene-ficially owned by such Per-son any securities ac-quired di-rectly from the Com-pa-ny or its sub-sidiar-ies) repre-senting 50% or more of the combined voting power of the Company’s then outstanding securi-ties; or

(iv)    the stockholders of the Company ap-prove a plan of complete liquida-tion or dis-so-lution of the Compa-ny or there is consummat-ed an agree-ment for the sale or dispo-sition by the Company of all or sub-stantial-ly all of the Company’s assets, other than a sale or dispo-sition by the Company of all or sub-stan-tially all of the Company’s assets to an enti-ty, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same propor-tions as their owner-ship of the Company immediately prior to such sale.

For purposes of this Section 2(d), “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trust-ee or other fiduciary holding securities under an employ-ee benefit plan of the Company or any of its subsidiar-ies, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stock-holders of the Company in substantially the same propor-tions as their ownership of stock of the Company.

(e)    “Code” shall mean the Internal Reve-nue Code of 1986, as amended from time to time.

(f)     “Committee” shall mean the Compensation and Personnel Committee estab-lished by the Board to administer the Plan.

(g)    “Common Stock” shall mean shares of common stock, par value $.001 per share, of the Compa-ny.

(h)    “Company” shall mean Q Comm International, Inc., a corpo-ra-tion orga-nized under the laws of the State of Utah, or any successor corporation.

(i)     “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(j)     “Exchange Act” shall mean the Secu-ri-ties Exchange Act of 1934, as amended from time to time, and as now or hereaf-ter construed, interpreted and ap-plied by regulations, rul-ings and cases.

(k)    “Fair Market Value” per share as of a particular date shall mean (i) if the shares of Common Stock are then listed on a national securities exchange, the clos-ing sales price per share of Common Stock on the national securi-ties exchange on which the Common Stock is princi-pally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the closing bid price for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securi-ties ex-change or traded in an over-the-counter market, such value as the Commit-tee, in its sole discre-tion, shall determine.

(l)     “Incentive Stock Option” shall mean any option intended to be and designated as an incen-tive stock option within the meaning of Section 422 of the Code.

(m)    “Non-employee Director” shall mean a member of the Board who is not an employee of the Company.

(n)     “Non-qualified Option” shall mean an Option that is not an Incentive Stock Option.

(o)    “Option” shall mean the right, grant-ed hereunder, to purchase shares of Common Stock. Options granted by the Committee pursu-ant to the Plan may constitute either Incen-tive Stock Options or Non-qualified Stock Options.

(p)    “Optionee” shall mean a person who receives a grant of an Option.

(q)    “Option Price” shall mean the exercise price of the shares of Common Stock covered by an Option.

(r)     “Parent” shall mean any company (other than the Company) in an unbroken chain of compa-nies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(s)     “Plan” shall mean this Q Comm International, Inc. 2004 Stock Option Plan.

(t)     “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commis-sion under Section 16 of the Exchange Act, including any successor to such Rule.

(u)     “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(v)    “Ten Percent Stockholder” shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns (or is deemed to own pursuant to the attribution rules of Section 424(d) of the Code) stock pos-sess-ing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsid-iary.

3.	Administration.

The Plan, except as may otherwise be determined by the Board, shall be administered by the Commit-tee, the members of which shall be “non-employee directors” under Rule 16b-3 and “outside directors” under Section 162(m) of the Code.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provi-sions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically grant-ed to it under the Plan or necessary or advisable in the administration of the Plan, including, without limita-tion, the authority to grant Options; to deter-mine which Options shall constitute Incentive Stock Options and which Options shall constitute Non-qualified Stock Op-tions; to determine the pur-chase price of the shares of Common Stock covered by each Option; to deter-mine the persons to whom, and the time or times at which awards shall be granted; to deter-mine the number of shares to be covered by each award; to inter-pret the Plan; to pre-scribe, amend and rescind rules and regula-tions relat-ing to the Plan; to determine the terms and provisions of the Agreements (which need not be iden-ti-cal) and to cancel or sus-pend awards, as necessary; and to make all other determi-na-tions deemed necessary or advisable for the administra-tion of the Plan.

The Committee may not delegate its authority to grant Options. The Com-mit-tee may employ one or more persons to render advice with respect to any respon-sibility the Com-mit-tee may have under the Plan. The Board shall have sole au-thor-i-ty, unless ex-press-ly dele-gat-ed to the Com-mit-tee, to grant Op-tions to Non-employee Directors. All decisions, deter-mination and interpretations of the Committee shall be final and binding on all Optionees of any awards under this Plan.

The Board shall have the authority to fill all vacan-cies, howev-er caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Commit-tee members. One member of the Committee shall be se-lected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Commit-tee shall be made by a majority of its members either present in person or participating by conference tele-phone at a meeting or by written consent. The Com-mittee may appoint a secretary and make such rules and regula-tions for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.	Eligibility.

Awards may be granted to officers and other key employees of and consultants to the Company, and its Sub-sid-iar-ies, in-clud-ing offi-cers and directors who are employ-ees, and to Non-employee Directors. In deter-min-ing the per-sons to whom awards shall be grant-ed and the number of shares to be covered by each award, the Commit-tee shall take into account the duties of the respective persons, their present and potential contribu-tions to the success of the Company and such other fac-tors as the Committee shall deem relevant in connection with accom-plishing the pur-pose of the Plan.

5.	Stock.

The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 500,000, subject to adjustment as provided in Section 9 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

If any outstanding award under the Plan should for any reason expire, be canceled or be forfeited without having been exer-cised in full, the shares of Common Stock allocable to the unexer-cised, canceled or terminated portion of such award shall (unless the Plan shall have been termi-nated) become available for subse-quent grants of awards under the Plan.

6.	Terms and Conditions of Options.

Each Option granted pursuant to the Plan shall be evidenced by an Agreement, in such form and contain-ing such terms and conditions as the Committee shall from time to time ap-prove, which Agreement shall comply with and be subject to the following terms and condi-tions, unless otherwise specifi-cally provided in such Option Agreement:

(a)    Number of Shares. Each Option Agree-ment shall state the number of shares of Common Stock to which the Option relates.

(b)    Type of Option. Each Option Agree-ment shall specifically state that the Option constitutes an Incentive Stock Option or a Non-qualified Stock Option.

(c)    Option Price. Each Option Agreement shall state the Option Price, which shall not be less than one hun-dred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant unless, with respect to Non-qualified Stock Options, otherwise determined by the Committee. The Option Price shall be sub-ject to ad-just-ment as pro-vided in Section 9 hereof. The date as of which the Committee adopts a resolution ex-pressly grant-ing an Option shall be consid-ered the day on which such Option is granted, unless such resolution specifies a different date.

(d)    Medium and Time of Payment. The Option Price shall be paid in full, at the time of exer-cise, in cash.

(e)    Exercise Schedule and Period of Op-tions. Each Option Agreement shall provide the exer-cise schedule for the Option as determined by the Commit-tee; provided, however, that, the Committee shall have the authority to accel-er-ate the exercisability of any out-standing Option at such time and under such cir-cum-stances as it, in its sole discretion, deems appropri-ate. The exercise period shall be ten (10) years from the date of the grant of the Option unless otherwise deter-mined by the Com-mit-tee; pro-vid-ed, howev-er, that, in the case of an Incen-tive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exer-cise period shall be subject to earlier termina-tion as provided in Sections 6(f) and 6(g) hereof. An Option may be exer-cised, as to any or all full shares of Common Stock as to which the Option has become exer-cis-able, by writ-ten notice delivered in person or by mail to the Secre-tary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

(f)     Termination. Except as provid-ed in this Section 6(f) and in Section 6(g) hereof, an Option may not be exercised unless (i) with respect to an Op-tionee who is an employee of the Company, the Op-tion-ee is then in the employ of the Compa-ny or a Sub-sid-iary (or a compa-ny or a Parent or Subsid-iary compa-ny of such company issuing or assuming the Option in a transac-tion to which Section 424(a) of the Code ap-plies), and unless the Optionee has remained con-tinuously so employed since the date of grant of the Option and (ii) with respect to an Optionee who is a Non-employee Director, the Optionee is then serving as a member of the Board or as a member of a board of directors of a compa-ny or a Parent or Subsid-iary compa-ny of such company issuing or assuming the Option. In the event that the em-ploy-ment of an Optionee shall termi-nate or the service of an Optionee as a member of the Board shall cease (other than by reason of death, Dis-abili-ty, or Cause), all Op-tions of such Optio-nee that are exer-cis-able at the time of such termi-na-tion may, unless earlier terminated in accor-dance with their terms, be exercised within ninety (90) days after the date of such termina-tion or service (or such dif-fer-ent period as the Commit-tee shall prescribe).

(g)    Death or Disability of Optionee. If an Opti-onee shall die while em-ployed by the Compa-ny or a Subsid-iary or serving as a member of the Board, or within ninety (90) days after the date of termi-na-tion of such Optionee’s employ-ment or cessation of such Optionee’s service (or within such dif-ferent period as the Com-mittee may have provided pursuant to Section 6(f) here-of), or if the Optionee’s employment shall termi-nate or service shall cease by reason of Dis-abili-ty, all Op-tions there-to-fore granted to such Optio-nee (to the extent other-wise exercis-able) may, unless earlier termi-nated in accordance with their terms, be exercised by the Optionee or by his beneficiary, at any time within one year after the death or Disabil-ity of the Optionee (or such differ-ent period as the Commit-tee shall pre-scribe). In the event that an Option grant-ed here-un-der shall be exercised by the legal repre-senta-tives of a deceased or former Optio-nee, written notice of such exer-cise shall be accom-panied by a certi-fied copy of letters testamenta-ry or equivalent proof of the right of such legal repre-sen-ta-tive to exer-cise such Option. Unless otherwise deter-mined by the Committee, Options not other-wise exercisable on the date of termina-tion of em-ploy-ment shall be for-feited as of such date.

(h)    Other Provisions. The Option Agree-ments evi-dencing awards under the Plan shall contain such other terms and conditions not incon-sistent with the Plan as the Commit-tee may determine, including penalties for the commission of competitive acts.

7.	Non-qualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Non-qualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.	Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof. An Incentive Stock Option may not be granted to a Non-employee Director or a consultant to the Company.

(a)    Value of Shares. The aggre-gate Fair Market Value (determined as of the date the Incen-tive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Op-tions granted under this Plan and all other option plans of any subsid-iary become exercisable for the first time by each Optio-nee during any calendar year shall not exceed $100,000.

(b)    Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Per-cent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.	Effect of Certain Changes.

(a)    In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, each of the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options, as appropriate, shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards.

(b)    Upon the occurrence of a Change in Control, each Option granted under the Plan and then outstand-ing but not yet exercisable shall thereupon become fully exer-cis-able.

10.	Surrender and Exchange of Awards.

The Committee may permit the voluntary sur-render of all or a portion of any Option granted under the Plan or any option granted under any other plan, program or arrangement of the Company or any Subsidiary (“Surrendered Option”), to be conditioned upon the grant-ing to the Optionee of a new Option for the same number of shares of Common Stock as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option may be an Incentive Stock Option or a Non-qualified Stock Option, and shall be exercis-able at the price, during such period and on such other terms and conditions as are specified by the Com-mittee at the time the new Option is granted.

11.	Period During Which Awards May Be Granted.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier, unless the Board shall terminate the Plan at an earlier date.

12.	Non-transferability of Awards.

Except as otherwise determined by the Commit-tee, awards granted under the Plan shall not be trans-ferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or other-wise realized, during the lifetime of the Optio-nee, only by the Optionee or by his guardian or legal repre-sen-tative.

13.	Approval of Shareholders.

The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth anniversary of such date, but the Plan (and any grants of awards made prior to the share-holder ap-proval men-tioned herein) shall be subject to the ap-proval of Company’s shareholders, which approv-al must occur within twelve months of the date the Plan is adopt-ed by the Board.

14.	Agreement by Optionee Regarding Withholding Taxes.

If the Committee shall so require, as a condi-tion of exercise of a Non-qualified Stock Option (a “Tax Event”), each Optio-nee who is not a Non-employee Director shall agree that no later than the date of the Tax Event, such Op-tion-ee will pay to the Compa-ny or make arrange-ments satisfac-tory to the Commit-tee re-garding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alterna-tively, the Com-mittee may pro-vide that such an Optionee may elect, to the extent permit-ted or re-quired by law, to have the Company deduct feder-al, state and local taxes of any kind re-quired by law to be with-held upon the Tax Event from any pay-ment of any kind due the Optio-nee. The with-hold-ing obliga-tion may be satis-fied by the with-hold-ing or deliv-ery of Common Stock. Any decision made by the Committee under this Section 15 shall be made in its sole discretion.

15.	Amendment and Termination of the Plan.

The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amend-ment that re-quires stock-hold-er approval in order for the Plan to continue to comply with Rule 16b-3, Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 9(a) hereof, no suspension, termination, modification or amendment of the Plan may ad-versely affect any award previously grant-ed, unless the written consent of the Optionee is ob-tained.

16.	Rights as a Shareholder.

An Optionee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issu-ance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9(a) hereof.

17.	No Rights to Employment or Service as a Director or Consultant.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of the Company or any Subsidiary or as a member of the Board or a consultant to the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Optionee’s employment or service. Awards granted under the Plan shall not be affected by any change in duties or position of an employee Optionee as long as such Optionee continues to be employed by the Company or any Subsidiary.

18.	Beneficiary.

An Optionee may file with the Committee a writ-ten designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Optionee, the executor or admin-istrator of the Optionee’s estate shall be deemed to be the Optionee’s beneficiary.

19.	Governing Law.

The Plan and all determinations made and ac-tions taken pursuant hereto shall be governed by the laws of the State of Utah.

PROXY
Q COMM INTERNATIONAL, INC.
510 East Technology Avenue, Orem, Utah 84097
Annual Meeting of Shareholders, August 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Q Comm International, Inc., a Utah corporation (“Q Comm”), hereby appoints Thomas Tesmer and Michael Keough as Proxy Holders, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of Q Comm held of record by the undersigned as of July 21, 2006 (the record date), at the Annual Meeting of Shareholders to be held on August 24, 2006 or at any continuation(s) or adjournment(s) thereof. The proposals listed below are made by the Board of Directors.

1.        ELECTION OF DIRECTORS

❒	FOR all nominees listed below	❒	WITHHOLD AUTHORITY
(except as marked to the contrary below)		to vote for all nominees listed below

(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Gary Crook	Harry Hargens	William Jurika

Michael Keough	Steven Phillips	Thomas Tesmer

2.        PROPOSAL TO RATIFY APPOINTMENT OF HANSEN, BARNETT & MAXWELL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

❒	FOR	❒	AGAINST	❒	ABSTAIN

3.        PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER OUR 2004 STOCK OPTION PLAN FROM 500,000 SHARES TO 1,000,000 SHARES.

❒	FOR	❒	AGAINST	❒	ABSTAIN

4.        IN THEIR DISCRETION, Proxy Holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF HANSEN, BARNETT & MAXWELL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; (3) FOR THE APPROVAL OF THE PROPOSED INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER OUR 2004 STOCK OPTION PLAN; AND (4) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

Please sign exactly as your name appears on the records of Q Comm’s transfer agent. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, the President or other authorized officer must sign in the full corporate name. If a partnership or similar entity, an authorized person must sign in the partnership name.

Please mark, sign, date, and return this Proxy promptly. By signing below, the undersigned also acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 3, 2006, accompanying this Proxy.

Dated:

Signature (if held by an individual)

Print Name	Name of Entity Shareholder (if not held by an individual)

Signature (if held jointly)	Signature of Authorized Signer of Entity

Print Name	Title of Authorized Signer

RETURN PROXY TO: Q Comm International, Inc., 510 East Technology Avenue, Orem, Utah 84097